EXHIBIT 10.20

CONFIDENTIAL TREATMENT

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

Execution Version

RADNOR HOLDINGS CORPORATION

Warrants to Purchase a Common Equity Interest

PURCHASE AGREEMENT

April 4, 2006

SPECIAL VALUE EXPANSION FUND, LLC

SPECIAL VALUE OPPORTUNITIES FUND, LLC

2951 28th Street, Suite 1000

Santa Monica, CA 90405

Ladies and Gentlemen:

Radnor Holdings Corporation, a Delaware corporation (the “Company”) hereby confirms its agreement with Special Value Expansion Fund, LLC, a Delaware limited liability company and Special Value Opportunities Fund, LLC, a Delaware limited liability company (each, a “Purchaser” and collectively, the “Purchasers”), as set forth below.

1. The Securities.

(a) Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers 7-year detachable warrants substantially in the form attached hereto as Exhibits A-1 and A-2 hereto (the “Warrants” or the “Securities”) to purchase (A) shares of the Company’s Voting Common Stock equal to 7.00% of the outstanding shares thereof calculated as of the Closing Date (as defined herein) on a fully diluted basis and subject to adjustment pursuant to the terms of the Warrants, and (B) shares of the Company’s Nonvoting Common Stock, par value $0.10 per share, equal to 7.00% of the sum, calculated as of the Closing Date on a fully diluted basis, of the Company’s outstanding Nonvoting Common Stock and Class B Nonvoting Common Stock, par value $0.01 per share and subject to adjustment pursuant to the terms of the Warrants (as such number of shares of Common Stock may be adjusted from time to time in accordance with the terms of the Warrants, the “Warrant Shares”).

(b) Investor Rights. The Purchasers and their direct and indirect transferees of the Warrants will be entitled to the benefits of the Investor Rights Agreement, dated as of October 27, 2005, by and among the parties hereto, as amended by that certain Amendment No. 1 to Investor Rights Agreement (“Amendment No. 1 to Investor Rights Agreement”), in substantially the form attached hereto as Exhibit B (as so amended, the “Investor Rights Agreement”), pursuant to which the Company will grant the holders of the Securities certain demand and piggy-back registration rights.

(c) Legends. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Securities (and all securities issued in exchange therefor or in substitution thereof or upon exercise or conversion thereof) shall bear a legend substantially similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

(d) Transfer Taxes. The Company shall pay transfer taxes, if any, payable in connection with the initial delivery to the Purchasers of the Securities.

(e) Operative Documents. This Agreement, the Warrants and the Investor Rights Agreement are hereinafter sometimes referred to collectively as the “Operative Documents”.

2. Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to induce the Purchasers to purchase the Securities, the Company represents and warrants to the Purchasers as of the date hereof and as of the Closing Date that:

(a) Credit Agreement. Except as set forth in Schedule 2(a) hereto, All of the representations and warranties in the Credit Agreement of the Company and the Subsidiaries of the Company party thereto are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof and on and as of the Closing Date as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

(b) Original Purchase Agreement. Except as set forth in Schedule 2(b) hereto, The representations and warranties contained in the Original Purchase Agreement are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof and on and as of the Closing Date as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

(c) Capitalization. The authorized capital stock of the Company consists of 11,650 shares of Voting Common Stock, par value $0.10 per share, 5,650 shares of Nonvoting Common Stock, par value $0.10 per share, 5,400 shares of Class B Nonvoting Common Stock, par value $0.01 per share, and 2,000 shares of Preferred Stock, par value $0.10 per share. Before giving effect to the issuance of the Series B Preferred Stock being issued on the date hereof, there are outstanding 600 shares of Voting Common Stock, 315 shares of Nonvoting Common Stock, 5,400 shares of Class B Nonvoting Common Stock, 1,250 shares of Series A Preferred Stock and zero shares of Series B Preferred Stock. With the exception of 661 outstanding options to purchase the Company’s Nonvoting Common Stock, warrants to purchase 53 shares of the Company’s Voting Common Stock and warrants to purchase 559 shares of the Company’s Nonvoting Common Stock, and before giving effect to the issuance of the Warrants, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for any of the Company’s capital stock. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and non-assessable, and are owned of record free and clear of all preemptive rights, subscription rights, other rights to purchase, voting (to the extent such shares have voting rights) or, except as set forth on Schedule 2(c) attached hereto, transfer restrictions and other similar claims.

(d) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Purchasers, is the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(e) Securities. The Warrants have been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, (i) shall be, and the Warrant Shares when issued will be, validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens and (ii) shall be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as (A) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and

(B) such enforceability is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. The issuance of the Warrants and the Warrant Shares shall not be subject to preemptive or other similar rights.

(f) Amendment No. 1 to Investor Rights Agreement. Amendment No. 1 to Investor Rights Agreement has been duly authorized by the Company and, assuming due authorization, execution and delivery by the other parties thereto, when executed and delivered by the Company on or prior to the Closing Date, will be, and the Investor Rights Agreement as amended thereby will be, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, (ii) such enforceability is subject to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) rights to indemnity and contribution may be limited by state or federal laws relating to securities or by policies underlying such laws.

(g) No Conflict; Consents and Approvals. The execution, delivery and performance of the Operative Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance, sale and delivery of the Securities, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its Consolidated Subsidiaries is a party or by which the Company or any of its Consolidated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Consolidated Subsidiaries is subject, or any federal, state, local or foreign statute or any order, rule or regulation of any federal, state, local or foreign court or governmental agency or body having jurisdiction over the Company or any of its Consolidated Subsidiaries or any of their properties; (ii) result in any violation of the provisions of the charter, including without limitation any Certificate of Incorporation or Articles of Incorporation or By-laws (or other organizational or governing documents), in each case as amended, of the Company or any of its Consolidated Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company or any of its Consolidated Subsidiaries, or (iv) constitute a default under any ordinance, license or permit, except, in the case of the events specified in clauses (i), (iii) and (iv) above, for such conflicts, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any federal, state, local or foreign court or governmental agency or body is required for the execution, delivery and performance by the Company of the Operative Documents or for the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance, sale and delivery of the Securities, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or “Blue Sky” laws in connection with the offer and sale of the Securities and as may be required by the Act and the securities or “Blue Sky” laws of the various states in conjunction with a registered resale of the Warrant Shares pursuant to the Investor Rights Agreement. The Company has full power and authority to enter into and perform its obligations under the Operative Documents and to issue, sell and deliver the Warrants to be sold to the Purchasers by it as provided herein and therein and to issue the Warrant Shares upon the exercise of the Warrants.

(h) Financial Condition. Except as set forth on Schedule 2(b) to the Original Purchase Agreement, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Reports present fairly the financial condition, results of operations, and cash flows of the Company and its Subsidiaries as of the dates and for the periods therein specified and the balance sheets included in the SEC Reports present fairly, as of the date specified, the financial condition and stockholders’ equity of the Company and its Subsidiaries in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and accounting information and data related to the Company and its Consolidated Subsidiaries set forth in the SEC Reports present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as otherwise disclosed therein, have been prepared on a basis consistent with the financial statements and the books and records of the entities as to which such information is shown.

(i) Internal Controls.

(i) Since the date of the most recent evaluation by the Company of its disclosure controls and procedures, there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) Except as set forth on Schedule 2(i)(ii) attached hereto, from December 31, 2004 through September 30, 2005, the date as of which the most recent evaluation by the Company of its disclosure controls was made, there had not been (1) any significant deficiency in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize, and report financial data, (2) any material weakness in internal controls or (3) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(iii) The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management’s authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

(k) Foreign Assets Control Regulations, etc.

(i) Neither the sale of the Securities by the Company hereunder nor its use of the proceeds thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”) or (iv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001) (as amended, the “PATRIOT Act”). No part of the proceeds from the sale of the Securities by the Company hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the FCPA; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Neither the Company nor any Subsidiary (i) is or will become a “blocked person” as described in Section 1 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person or any such Person.

(iii) The Company and its Subsidiaries and its Affiliates are in compliance, in all material respects, with the PATRIOT Act.

(l) Solvency. Each of (i) the Company, (ii) each Operating Subsidiary and (iii) the Company and its Subsidiaries on a consolidated basis, immediately after the Closing Date and after giving effect to the consummation of the transactions contemplated by Amendment No. 1 to the Credit Agreement, the consummation of the transactions contemplated hereby, the consummation of the Kennedy Equity Investment, the repayment of a portion of the outstanding revolving credit facility borrowings drawn under the New Credit Agreement, the payment of accrued and unpaid interest on the obligations outstanding under the Credit Agreement, and the payment of fees and expenses in connection herewith and therewith will, in the opinion of the Company and the Guarantors, be Solvent; as used herein, the term “Solvent” means, with respect to any such entity on a particular date (i) the fair value of the Property of such entity is greater than the total amount of liabilities (including contingent liabilities reasonably allocated to such entity) of such entity, (ii) the present fair saleable value of the assets of such entity is greater than the probable liability of such entity on its total existing debts (including contingent liabilities reasonably allocated to such entity) as they become absolute and matured, (iii) such entity will be able to pay its debts and liabilities as they mature and (iv) such entity will not have unreasonably small capital for the business in which it is engaged, as now conducted and as proposed to be conducted after giving effect to the consummation of the transactions contemplated by Amendment No. 1 to the Credit Agreement, the consummation of the transactions contemplated hereby, the consummation of the Kennedy Equity Investment, the repayment of a portion of the outstanding revolving credit facility borrowings drawn under the New Credit Agreement, the payment of accrued and unpaid interest on the obligations outstanding under the Credit Agreement, and the payment of fees and expenses in connection herewith and therewith. No transfer of Property is being made by the Company or any of its Subsidiaries and no obligation is being incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, the Securities or the other Operative Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company and its Subsidiaries.

(m) No Integration. Neither the Company nor any of its “affiliates” (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, or in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or “Blue Sky” laws or the securities laws of any other jurisdiction, assuming the representations, warranties and agreements of the Purchasers set forth in Section 3 hereof are true, accurate and have been complied with.

(n) Governmental Regulation. Neither the Company nor any of its Consolidated Subsidiaries is, or as of the Closing Date after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the published rules and regulations thereunder; Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding the Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the ICC Termination Act, as amended or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or Contingent Obligations or which may otherwise render all or any portion of the Obligations unenforceable.

(o) No Registration. Assuming the representations, warranties and agreements of the Purchasers set forth in Section 3 hereof are true and correct and have been complied with, it is not necessary, in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement, to register the Securities under the Act.

(p) Regulation M. Neither the Company nor any of its Consolidated Subsidiaries has or will take any action, directly or indirectly, prohibited by Regulation M promulgated under the Exchange Act, in connection with the offering of the Securities.

(q) No Brokers. Except as set forth on Schedule 2(q) hereto, neither the Company nor any of its Consolidated Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the issuance of the Securities.

(r) No Inaccurate Statements. No statement, representation, warranty or covenant to be made in the Operative Documents on or prior to the Closing Date by the Company or by any officer of the Company in any certificate or document required by or delivered in connection with any of the Operative Documents will be, when made, inaccurate, untrue or incorrect in any material respect.

(s) Officers’ Certificates. Any certificate signed by an officer of the Company pursuant to or in connection with this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Securities, and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

(t) Senior Indebtedness. All of the Company’s obligations under the Operative Documents relating to indemnification and the payment of fees and expenses constitute senior indebtedness that is entitled to the benefits of the subordination provisions, if any, of all Indebtedness and Contingent Obligations of the Company and its Subsidiaries.

(u) No Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and 21E of the Exchange Act) has been made without a reasonable basis or has been disclosed other than in good faith.

The Company acknowledges that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3. Representations and Warranties of the Purchasers.

(a) Purchase for Investment. Each of the Purchasers severally and not jointly represents that it is purchasing the Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within such Purchaser’s or their control. Each of the Purchasers understands that the Securities have not been registered under the Act and may be resold only if registered pursuant to the provisions of the Act or if an exemption from registration is available.

(b) Status of Purchasers. Each of the Purchasers severally and not jointly represents that it is an “accredited investor” within the meaning of Rule 501 of the Act, with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities and that it is capable of bearing the economic risks of such investment. Each of the Purchasers severally and not jointly represents that it has had an opportunity to discuss the business, management and financial affairs of the Company and its Subsidiaries with the Company’s management and an opportunity to review the facilities of the Company and its Subsidiaries.

(c) ERISA. Each of the Purchasers severally and not jointly represents that either (i) no part of the funds used by it to purchase the Securities hereunder constitutes assets of any “employee benefit plan” (as defined in Section 3(3) of ERISA) or “plan” (as defined in Section 4975 of the Internal Revenue Code) or (ii) the purchase of the Securities by it is exempt from the restrictions on prohibited transactions of ERISA and the Internal Revenue Code pursuant to one or more statutory, regulatory or administrative exemptions.

Each of the Purchasers acknowledges that, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 7 hereof, counsel for the Company will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

4. Purchase, Sale and Delivery of the Securities.

(a) Purchase and Sale. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and each Purchaser severally and not jointly agrees to purchase the Warrants in the amounts set forth on Annex A hereto from the Company.

(b) Closing. The Warrants that the Purchasers have agreed to purchase hereunder in such denomination or denominations and registered in such name or names as the Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, to each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of immediately available funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), One Chase Manhattan Plaza, New York, New York 10005 at 10:00 A.M., New York time, on April 4, 2006, or at such other place, time or date as the Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificates for the Securities available for checking by the Purchasers at the offices of Milbank in New York, New York, or at such other place as the Purchasers may designate, at least 24 hours prior to the Closing Date. For the avoidance of doubt, receipt by the Company of the Tranche C Loan Price under and as defined in the Credit Agreement (as amended by Amendment No. 1 to Credit Agreement) shall be deemed to be receipt of payment for the Securities.

(c) Expenses. Without limiting and subject to the provisions of Section 6, on the Closing Date, the Company will pay to the Purchasers the reasonable fees and disbursements of legal counsel and consultants and such other expenses, including, without limitation, search fees, diligence fees and expenses, documentation fees and filing fees, incurred by the Purchasers in connection with the transactions contemplated herein, set forth in a statement (accompanied by reasonable detail) delivered to the Company on or prior to the Closing Date, and thereafter the Company will pay, promptly upon receipt of a supplemental statement therefor (accompanied by reasonable detail), such additional reasonable fees and expenses, if any, as the Purchasers may incur in connection with such transactions.

(d) Obligation of the Purchasers. The Company hereby acknowledges and agrees that no Purchaser shall have any obligation to purchase the Securities or otherwise consummate the transactions contemplated by this Agreement or Amendment No. 1 to Credit Agreement if any of the conditions described in Section 7 have not been satisfied to such Purchaser’s satisfaction or waived by such Purchaser on or prior to the Closing Date.

5. Covenants of the Company. The Company covenants and agrees with the Purchasers that:

(a) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as set forth in Section 1(e), above.

(b) No Integration. None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

(c) No General Solicitation. The Company will not, and will not permit any of its Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act, or in any action which would require the registration of the offering and sale of the Securities pursuant to this Agreement or which would violate applicable state securities or “Blue Sky” laws or the securities laws of any other jurisdiction.

(d) Rule 144A(d)(4) Information. For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(e) Shares Available for Issuance. At any time that any Purchaser shall have any then-exercisable right to receive Warrant Shares upon exercise of the Warrants, the Company shall reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon exercise of all then outstanding Warrants and shall, at its own expense, take all such actions and obtain such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon exercise of the Warrants.

(f) Other Common Stock; Qualified IPO. (A) The Company agrees that it will take all necessary action to ensure that, prior to the occurrence of any Qualified IPO, each share of Other Common Stock shall be converted into one share of Voting Common Stock (or, in connection with a recapitalization pursuant to subclause (B) below, into such number of shares of Voting Common Stock as each share of Voting Common Stock outstanding immediately prior to such recapitalization is converted into in connection with such recapitalization), and (B) the Company agrees that it shall not combine, subdivide, declare payable-in-kind dividends on or otherwise modify the rights (other than voting rights) applicable to any class of its Common Stock unless it shall proportionately combine, subdivide, declare payable-in-kind dividends on, or otherwise modify the rights (other than voting rights) of, each other class of its Common Stock.

6. Expenses.

(a) Transaction Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Operative Documents and any consents, amendments, waivers or other modifications thereto (whether or not any such amendments, waivers or consents become effective); (ii) all the costs of furnishing all opinions by counsel for the Company and its Subsidiaries (including any opinions requested by the Purchasers as to any legal matters arising hereunder) and of the Company and each Subsidiary’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Operative Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Purchasers (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Operative Documents and any consents, amendments, waivers or other modifications thereto (whether or not any such amendment, waiver or consents become effective) and any other documents or matters requested by the Company or any Subsidiary; (iv) search fees; (v) all costs and expenses incurred by the Company or the Purchasers in obtaining appraisals and market valuations of the Securities in connection with any exercise of the Put Option set forth in Section 13 of each of the Warrants; (vi) all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Purchasers in enforcing any Obligations of or in collecting any payments due from the Company or any Subsidiary hereunder or under the other Operative Documents (including in connection with any refinancing or restructuring of the financing arrangements provided under this Agreement and the other Operative Documents in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings; and (vii) all costs and expenses, in an amount that, when taken together with similar costs and expenses incurred pursuant to the Original Purchase Agreement, does not exceed $20,000 per calendar year, incurred by the Purchasers in obtaining periodic appraisals and market valuations of the Securities from time to time as required or otherwise desirable (as determined by the applicable Purchaser in its sole discretion) pursuant to any Contractual Obligation of a Purchaser. The Company will pay, and will save each Purchaser harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by a Purchaser).

(b) Survival. The obligations of the Company under this Section 6 will survive the payment or transfer of any Security, the enforcement, amendment or waiver of any provision of this Agreement, the Securities or any other Operative Document, and the termination of this Agreement.

7. Conditions of the Purchasers’ Obligations. The obligation of the each of the Purchasers to purchase and pay for the Securities shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) Representations and Warranties; Performance; No Default. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date; and immediately prior to and after giving effect to the issue and sale of the Securities (and the application of the proceeds thereof in accordance with Sections 1(e) and 5(a)), no default or event of default under any Operative Document shall have occurred and be continuing.

(b) No Injunction. The sale of the Securities by the Company hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(c) No Undisclosed Liabilities. Subsequent to December 31, 2004, except in each case as set forth on Schedule 2(ee) to the Original Purchase Agreement and except for Indebtedness incurred under the Credit Agreement and the New Credit Agreement, the Company and its Consolidated Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent (other than in the ordinary course of business), that are material to the Company and its Consolidated Subsidiaries taken as a whole or entered into any transactions not in the ordinary course of business that are material to the business, assets, condition (financial or other), results of operations or prospects of the Company and its Consolidated Subsidiaries taken as a whole.

(d) Ratings. Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act.

(e) Officers’ Certificate. The Purchasers shall have received on the Closing Date a certificate of the Company dated the Closing Date and signed by its chief executive officer and by its chief financial officer, to the effect set forth in clauses (a), (b), (c) and (d) above.

(f) Documentation. The Purchasers shall have been furnished with such documents, letters, schedules, opinions, certificates, instruments and other information as they may reasonably request relating to the issuance and sale of the Securities and the business, corporate, legal and financial affairs of the Company and its Subsidiaries.

(g) Opinion of Company’s Counsel. Duane Morris LLP, counsel to the Company, shall have furnished to the Purchasers its written opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(h) Material Adverse Effect. Except as disclosed in the unaudited financial statements of the Company for the fiscal year ended December 31, 2005 and the interim financial statements of the Company for 2006 that have previously been delivered to the Purchasers, no event, claim or circumstance shall have occurred since December 31, 2004 that has had or could reasonably be expected to have a Material Adverse Effect.

(i) Investor Rights Agreements. The Company shall have duly executed and delivered Amendment No. 1 to Investor Rights Agreement and the Purchasers shall have received an executed copy thereof, duly executed by the Company and the Management Shareholders party thereto.

(j) Fees and Expenses. The Company shall have paid all costs, fees and expenses (including, without limitation, legal fees and expenses) payable by the Company pursuant to Section 6 hereof.

(k) No Adverse U.S. Legislation, Action or Decision, Etc. No legislation shall have been enacted by either house of Congress or favorably reported by any committee thereof, no other action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Company or any of its Subsidiaries or the Securities being purchased by the Purchasers hereunder.

(l) Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Applicable Law, necessary or desirable in connection with the execution, delivery or performance by the Company and its Consolidated Subsidiaries, or enforcement against the Company of the Operative Documents including, without limitation, all federal, state and local regulatory filings, consents and approvals necessary or desirable in connection therewith, shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof (including, with respect to all federal, state and local regulatory filings, consents and approvals, opinions in form and substance satisfactory to the Purchasers, dated as of the Closing Date, from outside counsel for the Company reasonably satisfactory to the Purchasers covering the foregoing), and all waiting periods related thereto shall have lapsed or expired without extension or the imposition of any conditions or restrictions.

(m) Securities. The Company shall have executed and delivered the Warrants, in form and substance reasonably satisfactory to the Purchasers, and the issuance of such Warrants shall not have triggered any preemptive rights of holders of the Company’s outstanding securities, or such rights shall have been waived to the satisfaction of the Purchasers.

(n) Secretary’s Certificates. The Purchasers shall have received a certificate, dated the Closing Date and signed by the secretary or similar officer of the Company certifying (x) that the attached copies of the resolutions of the Governing Body of the Company approving and authorizing the execution, delivery and performance of the Operative Documents and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect as of the Closing Date, (y) that the copies of Organizational Documents of the Company delivered at the closing under the Original Purchase Agreement were all true, complete and correct and remain unamended and in full force and effect as of the Closing Date and (z) the incumbency and specimen signature of each officer of the Company executing any Operative Documents on the Closing Date or any other document delivered in connection herewith and therewith on behalf of the Company;

(o) Amendment No. 1 to Credit Agreement. All of the conditions to the consummation of the transactions contemplated by that certain Amendment No. 1 to Credit Agreement ( “Amendment No. 1 to Credit Agreement”) of even date herewith, by and among the Company, the Guarantors party thereto, the Lenders party thereto, and Tennenbaum Capital Partners, LLC, as Agent and Collateral Agent, shall have been satisfied or waived by the Agent and/or Lenders party thereto, and such transactions shall have been consummated in accordance with the terms thereof.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers.

8. Indemnification and Contribution.

(a) The Company will jointly and severally indemnify and hold harmless each Purchaser, each person who controls a Purchaser within the meaning of the Act or the Exchange Act and each of such Person’s Subsidiaries and each of their respective directors, officers, employees, principals, members, agents, advisors and partners (any and all of whom are referred to as the “Indemnified Party”) from and against any and all losses, claims, damages, and liabilities, whether joint or several (including all legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened third party claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject, under any Applicable Law or otherwise, whenever arising or occurring and caused by or arising out of, or allegedly caused by or arising out of, (i) this Agreement, any other Operative Document or any transaction contemplated hereby or thereby (including, without limitation, any failure to purchase the Securities other than by reason of a breach of this Agreement by the Indemnified Party), (ii) any enforcement of any of the Operative Documents, or (iii) any Environmental Law, Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Subsidiaries or any of their respective predecessors and Affiliates; provided, however, that the Company shall have no obligation to indemnify an Indemnified Party from or against any loss, claim, damage, liability or expense to the extent that the same resulted from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction in a final, non-appealable decision.

(b) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the Company of such claim or the commencement of such action or proceeding, provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 8 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company will assume the defense of such claim, action or proceeding and will employ counsel satisfactory to the Indemnified Party and the Company will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines upon advice of counsel that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable.

(c) THE INDEMNIFICATION PROVISIONS IN THIS SECTION 8 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LAWS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LAW) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an Indemnified Party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then the Company shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the purchase and sale of the Securities, or

(ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i), but also the relative fault of the Company on the one hand and the Purchasers on the other with respect to the acts or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the loans made pursuant to Amendment No. 1 to Credit Agreement (before deducting expenses) received by the Company, on the one hand, and the [    ]% of the purchase price of such loans allocated to the value of the Warrants purchased hereunder (as set forth in Section 4(a) of the Credit Agreement, as amended by Amendment No. 1 to Credit Agreement), on the other hand, bear to $23,500,000. The relative fault shall be determined by reference to the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such act or omission. The Company and the Purchasers agree that it would not be just and equitable if the amount of contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

9. Definitions. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” shall mean this Purchase Agreement.

“Amendment No. 1 to Credit Agreement” shall have the meaning given thereto in Section 7(o) hereof.

“Amendment No. 1 to Investor Rights Agreement” shall have the meaning given thereto in Section 1(b) hereof.

“Applicable Law” means all laws, rules and regulations applicable to a Person, its Property or a transaction, as the case may be, including all applicable common law principles and all provisions of all applicable United States federal, state, local and foreign constitutions, treatises, codes, statutes, rules, regulations, orders and ordinances of any Governmental Authority; and writs, orders, judgments, injunctions and decrees of all courts and arbitrators.

“Capital Stock” means the capital stock or other equity interests of a Person, including without limitation the Common Stock and Preferred Stock of such Person.

“Closing Date” shall have the meaning given thereto in Section 4(b) hereof.

“Commission” means the United States Securities and Exchange Commission

“Common Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the date of this Agreement or issued thereafter, including without limitation, all series and classes of such common stock.

“Company” shall have the meaning given thereto in the first paragraph of this Agreement.

“Consolidated Subsidiaries” shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP

“Contingent Obligation”, as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any acceptance, letter of credit or surety bond or similar facility issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under hedge agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Contractual Obligation”, as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its Properties is bound or to which it or any of its Properties is subject.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of December 1, 2005, by and among the Company, the Guarantors party thereto, the Lenders party thereto and Tennenbaum Capital Partners, LLC, as Agent and Collateral Agent, as the same may be amended and modified from time to time.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of public health and safety, natural resources or the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FCPA” shall have the meaning given thereto in Section 2(k) hereof.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governing Body” shall mean the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

“Governmental Authority” means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, arrangement for disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, petroleum products and byproducts, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, arrangement for or permitting disposal, disposition or handling of any Hazardous Materials, or any corrective action or response action with respect to any of the foregoing.

“Indebtedness” with respect to any Person means, at any time, without duplication, (i) all liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock, (ii) all liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), (iii) all synthetic lease obligations and all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases, (iv) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and (v) all liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money). Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (v) of the foregoing sentence to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is, by its terms, non-recourse to the assets of such Person other than as a result of customary exclusions.

“Indemnified Party” shall have the meaning given thereto in Section 8(a) hereof.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Investment Company Act” shall have the meaning given thereto in Section 2(n) hereof.

“Investor Rights Agreement” shall have the meaning given thereto in Section 1(b) hereof.

“Kennedy Equity Investment” shall have the meaning given thereto in Amendment No. 1 to Credit Agreement.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement, capital lease or synthetic lease, upon or with respect to any Property of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or other preferential arrangement having the practical effect of any of the foregoing.

“Material Adverse Effect” means a material adverse effect on the business, assets, Properties, consolidated financial condition or results of operations or business prospects of the Company and its Subsidiaries, taken as a whole, on the ability of the Company to perform its obligations under the Operative Documents, or on the validity or enforceability of this Agreement, the Securities or any other Operative Document, whether in respect of any event or change or in the aggregate.

“Milbank” shall have the meaning given thereto in Section 4(b) hereof.

“New Credit Agreement” shall mean that certain Revolving Credit and Security Agreement, dated as of December 29, 2005, by and among National City Business Credit, Inc., as Administrative Agent and Collateral Agent, National City Bank, as Issuer, Lead Arranger and Sole Book Runner, the lenders party thereto, the Borrowers party thereto and the Guarantors party thereto (as amended through the Closing Date).

“Obligations” means all obligations of every nature of the Company from time to time owed to the Purchasers under the Operative Documents, whether for liquidation preference, fees, expenses, indemnification or otherwise.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

“Operative Documents” shall have the meaning given thereto in Section 1(e) hereof.

“Organizational Documents” means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

“Original Purchase Agreement” means that certain Purchase Agreement, dated as of October 27, 2005, by and between the Company and the Purchasers.

“Other Common Stock” shall mean the Company’s outstanding Nonvoting Common Stock, par value $0.10 per share and Class B Nonvoting Common Stock, par value $0.01 per share.

“PATRIOT Act” shall have the meaning given thereto in Section 2(k) hereof.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Preferred Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether outstanding on the date of this Agreement or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Property” or “Properties” means, unless otherwise specifically limited, real, personal or mixed assets or property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” shall have the meaning given thereto in the first paragraph of this Agreement.

“Qualified IPO” means the initial firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Act, which results in aggregate proceeds to the Company of at least $50.0 million (before deducting underwriting discounts and commissions and offering expenses).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“SEC Reports” shall mean the 2004 10-K and all subsequent reports that have been filed with the Commission by the Company.

“Securities” shall have the meaning given thereto in Section 1(a) hereof.

“Series A Preferred Stock” shall mean the shares of Preferred Stock of the Company designated as the Series A Convertible Preferred Stock and issued pursuant to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Radnor Holdings Corporation filed with the Delaware Secretary of State on October 27, 2005.

“Series B Preferred Stock” shall mean the shares of Preferred Stock of the Company designated as the Series B Convertible Preferred Stock and issued pursuant to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Radnor Holdings Corporation.

“Solvent” has the meaning given thereto in Section 2(l) hereof.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Terrorism Order” shall have the meaning given thereto in Section 2(k) hereof.

“2004 10-K” means the Company’s annual report on form 10-K for the fiscal year ended December 31, 2004 filed with the Commission.

“Voting Common Stock” shall mean the Company’s Voting Common Stock, par value $0.10 per share.

“Warrants” shall have the meaning given thereto in Section 1(a) hereof.

“Warrant Shares” shall have the meaning given thereto in Section 1(a) hereof.

10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Purchasers or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 8, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

11. Termination. The obligations of the Purchasers hereunder may be terminated by the Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(d) or 7(h) shall have occurred or if the Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Purchasers, shall be delivered or sent by mail, or facsimile transmission c/o Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, CA 90405, Attention: General Counsel (Fax: (310) 566-1010), with a copy to Milbank, Tweed, Hadley & McCloy LLP, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, Attention: Melainie Mansfield (Fax: (213) 629-5063); and

(b) if to the Company, shall be delivered or sent by mail, or facsimile transmission to Radnor Holdings Corporation, Radnor Financial Center, Suite 300, 150 Radnor Chester Road, Radnor, Pennsylvania 19087, Attention: Michael T. Kennedy (Fax: (610) 995-2697), with a copy to Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103-4196, Attention: Thomas G. Spencer (Fax: (215) 979-1020).

13. Successors. This Agreement shall inure to the benefit of and be binding upon the Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the indemnities of the Company contained in Section 8 hereof shall also be for the benefit of any person or persons who control any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

14. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

15. Submission to Jurisdiction. The Company and the Purchasers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Purchasers.

Very truly yours,

RADNOR HOLDINGS CORPORATION

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President and CEO

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

SPECIAL VALUE EXPANSION FUND, LLC

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Authorized Signatory

Address:	2951 28th Street
Suite 1000
Santa Monica, CA 90405
Attention:	General Counsel
Fax:	(310) 566-1010

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Authorized Signatory

Address:	2951 28th Street
Suite 1000
Santa Monica, CA 90405
Attention:	General Counsel
Fax:	(310) 566-1010

Annex and Schedules Omitted